UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2013

Eastman Kodak Company
(Exact name of registrant as specified in its charter)

New Jersey	1-87	16-0417150
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

343 State Street, Rochester, New York	14650
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (585) 724-4000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 22, 2013, Eastman Kodak Company (the “Company”) and its U.S. subsidiaries (the “Subsidiary Guarantors”) entered into a Debtor-in-Possession Loan Agreement (the “Junior DIP Credit Agreement”) with the lenders signatory thereto (the “Lenders”) and Wilmington Trust, National Association, as agent (the “Agent”). Pursuant to the terms of the Junior DIP Credit Agreement, the Lenders provided the Company with term loan facilities in an aggregate principal amount of $848,200,000, consisting of $473,200,000 of new money term loans (the “New Money Loans”) and $375,000,000 of junior term loans (the “Junior Loans”). The Junior Loans were issued in exchange for the same principal amount of Notes (defined below) pursuant to the offer described in item 8.01 of this report. The maturity date of the loans made under the Junior DIP Credit Agreement is the earliest to occur of (i) September 30, 2013, (ii) the effective date of the Company’s plan of reorganization (the “Chapter 11 Plan”) and (iii) the acceleration of such loans.  The Junior DIP Credit Agreement provides that, subject to the satisfaction of certain conditions, upon the Company’s emergence from bankruptcy up to $653,700,000 of New Money Loans and the Junior Loans may be converted into loans under an exit facility.

The New Money Loans bear interest at the rate of LIBOR plus 10.5% per annum, with a LIBOR floor of 100 bps.  The Junior Loans consist of a tranche in an aggregate principal amount of $126,784,000 bearing interest at a rate of 10.625% per annum and a tranche in an aggregate principal amount of $248,216,000 bearing interest at a rate of 9.75% per annum.  Each existing and future direct or indirect U.S. subsidiary of the Company (other than indirect U.S. subsidiaries held through foreign subsidiaries and certain immaterial subsidiaries (if any)) have agreed to provide unconditional guarantees of the obligations of the Company under the Junior DIP Credit Agreement.  Subject to certain exceptions, obligations under the Junior DIP Credit Agreement are secured by first, second and third priority liens on all the collateral securing obligations under the Company’s existing DIP credit agreement and 65% of the equity interests of certain material “first-tier” foreign subsidiaries of the Company.  The Junior DIP Credit Agreement was approved by the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) in orders issued on January 24, 2013 and March 8, 2013.

In addition, on March 22, 2013 the Company’s existing debtor-in-possession credit agreement, dated as of January 20, 2012 (the “Existing DIP Credit Agreement”), among the Company, the U.S. subsidiaries of the Company, the banks, financial institutions and other institutional lenders and issuers of letters of credit from time to time party thereto, Citigroup Global Markets Inc., as sole lead arranger and bookrunner, Citicorp North America, Inc., as administrative agent and co-collateral agent for the lenders, and Wells Fargo Capital Finance, LLC, as co-collateral agent for the lenders, was amended and restated, pursuant to an Amendment Agreement dated as of March 13, 2013.  The amendment and restatement of the Existing DIP Credit Agreement reflected the paydown of all term loans that were outstanding under the Existing DIP Credit Agreement as of March 22, 2013 and certain other changes including termination of the availability for the Canadian borrower under the Existing DIP Credit Agreement and the reduction of the line cap to $200,000,000.  The Amendment also extended the maturity date of the revolving credit facility under the Existing DIP Credit Agreement to September 30, 2013.

The Existing DIP Credit Agreement (as amended and restated) and the Junior DIP Credit Agreement limit, among other things, the Company’s and the Subsidiary Guarantors’ ability to (i) incur indebtedness, (ii) incur or create liens, (iii) dispose of assets, (iv) prepay subordinated indebtedness and make other restricted payments, (v) enter into sale and leaseback transactions and (vi) modify the terms of any organizational documents and certain material contracts of the Company and the Subsidiary Guarantors. In addition to standard obligations, these agreements provide for (x) a periodic delivery by the Company of its various financial statements set forth in these agreements and (y) specific milestones that the Company must achieve by specific target dates, including: (a) delivering a comprehensive draft of the Chapter 11 Plan and related disclosure statement (the “Disclosure Statement”) to the advisors to the Lenders by no later than April 8, 2013; (b) filing the Chapter 11 Plan and the Disclosure Statement with the Bankruptcy Court by no later than April 30, 2013; (c) entry of an order by the Bankruptcy Court, in form and substance reasonably satisfactory to the Lenders, approving the Disclosure Statement, by no later than June 30, 2013; and (d) entry of an order by the Bankruptcy Court, in form and substance reasonably satisfactory to the Lenders approving the Chapter 11 Plan by no later than September 15, 2013.  Under these agreements, the Company is required to maintain minimum EBITDA and U.S. Liquidity (as defined in the agreements) at specified levels.

Events of default under both the Junior DIP Credit Agreement and the Existing DIP Credit Agreement (as amended and restated) include, among others, failure to pay any loan, interest or other amount due under the applicable credit agreement, breach of specific covenants and a change of control of the Company.  Upon an event of default, the applicable lenders may declare the outstanding obligations under the applicable credit agreement to be immediately due and payable and exercise other rights and remedies provided for in the credit agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The description of the Junior DIP Credit Agreement set forth in Item 1.01 of this Report is incorporated herein by reference.

Item 8.01	Other Events

In connection with the Junior DIP Credit Agreement, the Company also completed its offer (the “Offer”) to holders of its outstanding 10.625% senior secured notes due March 15, 2019 and 9.75% senior secured notes due March 1, 2018 (together, the “Notes”) to (i) subscribe for the New Money Loans; and (ii) exchange Notes for the Junior Loans under the Junior DIP Credit Agreement.  In connection with the Offer, such holders funded $450,450,000 of New Money Loans (inclusive of an original issue discount of 1%) and exchanged notes in the aggregate principal amount of $375,000,000 for Junior Loans.  Following the completion of the Offer, $375,000,000 aggregate principal amount of Notes remains outstanding.

On March 22, 2013, the Company issued a press release announcing that it had entered into the Junior DIP Credit Agreement and amended and restated the Existing DIP Credit Agreement.  A copy of the press release is attached as Exhibit 99.1, and is incorporated into this Item 8.01 by reference.

CAUTIONARY STATEMENT PURSUANT TO SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This report on Form 8-K, including the exhibits attached hereto, includes “forward-looking statements” as that term is defined under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning the Company’s plans, objectives, goals, strategies, future events, future revenue or performance, capital expenditures, liquidity, financing needs, business trends, and other information that is not historical information. When used in this report on Form 8-K, including the exhibit attached hereto, the words “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “predicts,” “forecasts,” or future or conditional verbs, such as “will,” “should,” “could,” or “may,” and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements, including, without limitation, management’s examination of historical operating trends and data are based upon the Company’s expectations and various assumptions. Future events or results may differ from those anticipated or expressed in these forward-looking statements. Important factors that could cause actual events or results to differ materially from these forward-looking statements include, among others, the risks and uncertainties described in more detail in the Company’s most recent Annual Report on Form 10-K for the year ended December 31, 2012, under the headings “Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations–Liquidity and Capital Resources,” and those described in filings made by the Company with the U.S. Bankruptcy Court for the Southern District of New York and in other filings the Company makes with the SEC from time to time, as well as the following: the Company’s ability to successfully emerge from Chapter 11 as a profitable sustainable company; the ability of the Company and its subsidiaries to develop, secure approval of and consummate one or more plans of reorganization with respect to the Chapter 11 cases; the Company’s ability to improve its operating structure, financial results and profitability; the ability of the Company to achieve cash forecasts, financial projections, and projected growth; our ability to raise sufficient proceeds from the sale of businesses and non-core assets; the businesses the Company expects to emerge from Chapter 11; the ability of the Company to discontinue certain businesses or operations; the ability of the Company to continue as a going concern; the Company’s ability to comply with the Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) covenants in its debtor-in-possession credit agreements; our ability to obtain additional financing; the potential adverse effects of the Chapter 11 proceedings on the Company’s liquidity, results of operations, brand or business prospects; the outcome of our intellectual property patent litigation matters; the Company’s ability to generate or raise cash and maintain a cash balance sufficient to comply with the minimum liquidity covenants in its debtor-in-possession credit agreements and to fund continued investments, capital needs, restructuring payments and service its debt; our ability to fairly resolve legacy liabilities; the resolution of claims against the Company; the Company’s ability to retain key executives, managers and employees; the Company’s ability to maintain product reliability and quality and growth in relevant markets; our ability to effectively anticipate technology trends and develop and market new products, solutions and technologies; and the impact of the global economic environment on the Company. There may be other factors that may cause the Company’s actual results to differ materially from the forward-looking statements. All forward-looking statements attributable to the Company or persons acting on its behalf apply only as of the date of this report on Form 8-K, including the exhibit attached hereto, and are expressly qualified in their entirety by the cautionary statements included in this report. The Company undertakes no obligation to update or revise forward-looking statements to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events.

    SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

        EASTMAN KODAK COMPANY

        By:  /s/  Rebecca A. Roof
        Interim Chief Financial Officer

Date: March 25, 2013

EASTMAN KODAK COMPANY
         INDEX TO EXHIBIT
Exhibit No.

(99.1)  Press Release issued by Eastman Kodak Company on March 22, 2013 announcing the closing of the Junior DIP Credit Agreement.